Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

July 30, 2015

Media Contact:

Doug Shepard

Chief Executive Officer and Chief Financial Officer

(210) 829-9120

doug.shepard@hartehanks.com

HARTE HANKS REPORTS SECOND QUARTER RESULTS

New York, NY - Harte Hanks (NYSE: HHS), a leader in developing customer relationships, experiences and defining interaction-led marketing, today announced financial results for its second quarter ended June 30, 2015.   Second quarter 2015 adjusted diluted earnings per share were $0.04, excluding the $9.5 million loss on the sale of its B2B research businesses, compared to $0.09 for the same quarter in 2014.

Second quarter 2015 revenues were $122.3 million compared to $140.3 million during the same quarter last year.

•     Customer Interaction revenues were $109.2 million compared to $127.3 million in the same quarter last year.   The increase in revenues during the quarter from our acquisition of 3Q Digital this March was offset by the revenue decrease resulting from the sale of our business-to-business (B2B) research businesses in early April 2015.  Our Financial and Healthcare verticals both achieved growth during the period.  The Financial vertical increased from the addition of a new client announced last year using our solutions for analytics, database, creative and mail services. Our Healthcare vertical increased principally from contact center support for a new pharmaceutical client.   Consistent with our first quarter results, our Select Markets vertical declined primarily from a tough comparison to last year’s contact center implementation of online streaming activities for a large entertainment client.  The non-recurrence of this project represents about one fourth of the Customer Interaction revenue decline. Our Retail and Auto & Consumer Brands verticals declined from clients changing their mail solicitation processes and agencies, along with their data related requirements.

•     Trillium Software revenues increased to $13.2 million compared to $13.0 million in the second quarter of 2014 driven by a one-time software license event.  Maintenance and professional service revenues decreased compared to the second quarter last year.

Operating income for the quarter was $8.1 million compared to $11.0 million for the same quarter last year.  Reductions in labor, production and selling, general and administrative costs partially offset our decline in revenues.

•     Operating income for Customer Interaction was $5.0 million compared to $9.2 million in the same period last year.  Reductions in severance, outsourced costs and consulting fees were offset by an increase in sales and marketing expense related to additional sales force personnel.

•     Trillium Software operating income increased to $4.6 million compared to $2.8 million in the same period last year.  Operating income benefited from the one-time licensing revenue event, as well as lower payroll costs and a decrease in severance expense.

The following table presents financial highlights of the company’s operations for the second quarter of 2015 and 2014, respectively.  More detailed financial results are attached.

RESULTS FROM CONTINUING OPERATIONS (unaudited)

	Three Months Ended June 30,
(In thousands, except per share amounts)	2015	2014	% Change
Operating revenues	$122,345	$140,310	-12.8%
Operating income	8,057	10,987	-26.7%
Net income (loss)	(4,172)	5,637	-174.0%
Diluted earnings (loss) per share	(0.07)	0.09	-177.8%
Diluted shares (weighted average common and common equivalent shares outstanding)	61,843	62,987	-1.8%

Commenting on performance, Chief Executive Officer Doug Shepard said, “We are disappointed in our results for the second quarter and the first half of this year.  Our goal remains to deliver consistent revenue growth and we have not performed.  Management has begun to take corrective action to address the key issues contributing to our revenue performance.  Our business strategy of being a trusted business partner delivering impactful customer interactions differentiated through our expertise and execution remains unchanged.  During the first half of the year, we enhanced our capabilities by completing our first acquisition in five years and better focused our product offerings by selling our B2B research businesses which were no longer relevant to our strategy.  Although we have struggled to grow revenue this year, both our management and the Board of Directors believe in this strategy and remain committed to delivering results for our clients and shareholders.  We have established a solid foundation to build upon and have the resources necessary to acquire talent, develop market leading products that better connect clients with their customers, and build tools to provide world class support for our clients.”

The company will host a conference call to discuss the earnings release on July 30, 2015, at 10:00 a.m. Eastern Time.  The conference call number is (844) 356-9216 for domestic callers and +1 (707) 294-1277 for international callers, conference ID 96380614.  To access an audio webcast, please use the link available in the Investors section of the Harte Hanks website.  An audio replay will be available shortly after the call at (855) 859-2056, conference ID 96380614.  The replay also will be available in the Investors section of the Harte Hanks website.

About Harte Hanks:

Harte Hanks partners with clients to deliver relevant, connected and quality customer interactions. Our approach starts with discovery and learning, which leads to customer journey mapping, creative and content development, analytics and data management, and ends with execution and support in a variety of digital and traditional channels. We do something powerful: we produce engaging and memorable customer interactions to drive business results for our clients, which is why Harte Hanks is famous for developing better customer relationships, experiences and defining interaction-led marketing. For more information, visit the Harte Hanks website at www.hartehanks.com, call (800) 456-9748, emailpr@hartehanks.com or follow us on Twitter @hartehanks or Facebook at https://www.facebook.com/HarteHanks.

Cautionary Note Regarding Forward-Looking Statements:

Our press release and related earnings conference call contain “forward-looking statements” within the meaning of U.S. federal securities laws.  All such statements are qualified by this cautionary note, provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning.  These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements.  In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments.  These risks, uncertainties, assumptions and other factors include: (a) local, national and international economic and business conditions, including (i) market conditions that may adversely impact advertising expenditures and (ii) the impact of economic uncertainty in the United States and elsewhere on the financial condition, marketing expenditures and activities of our clients and prospects; (b) the demand for our products and services by clients and prospective clients, including (i) the willingness of existing clients to maintain or increase their spending on products and services that are or remain profitable for us, and (ii) our ability to predict changes in client needs and preferences; (c) economic and other business factors that impact the industry verticals we serve, including competition and consolidation of current and prospective clients, vendors and partners in these verticals; (d) our ability to manage and timely adjust our capacity, workforce and cost structure to effectively serve our clients; (e) our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license or acquisition; (f) our ability to protect our data centers against security breaches and other interruptions and to protect sensitive personal information of our clients and their customers; (g) our ability to respond to increasing concern, regulation and legal action over consumer privacy issues, including changing requirements for collection, processing and use of information; (h) the impact of other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws; (i) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules; (j) the number of shares, if any, that we may repurchase in connection with our repurchase program; (k) unanticipated developments regarding litigation or other contingent liabilities; and (l) the ability to integrate and successfully leverage newly-acquired service offerings as anticipated; and (m) our ability to maintain business performance and strategic focus during a period of leadership transition; and (n) other factors discussed from time to time in our filings with the Securities and Exchange Commission, including under “Item 1A.  Risk Factors” in our Annual Report on Form 10-K for

the year ended December 31, 2014.  The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Supplemental Non-GAAP Financial Measures:

In this press release and our related earnings conference call, the company intends to provide investors with a better understanding of operating results and underlying trends to assess the company’s performance and liquidity.  The company evaluates its operating performance based on several measures, including the non-GAAP financial measures of (1) EBITDA, defined as net income before interest, taxes, goodwill and other intangibles impairment, depreciation, and amortization and (2) adjusted diluted earnings per share, defined as net income plus the Loss on Sale divided by weighted-average common and common equivalent shares outstanding.  The company believes that EBITDA and adjusted diluted earnings per share are useful supplemental financial measures for investors because they facilitate investors’ ability to evaluate the operational strength of the company’s business.  Adjusted diluted earnings per share and EBITDA, however, are not calculated in accordance with GAAP and they should not be considered substitutes for net income as an indicator of operating performance.  A quantitative reconciliation of EBITDA to net income and adjusted diluted earnings per share is found in the tables attached to this release.

As used herein, “Harte Hanks” refers to Harte Hanks, Inc.  and/or its applicable operating subsidiaries, as the context may require.  Harte Hanks’ logo and name are trademarks of Harte Hanks.

Harte Hanks, Inc.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
In thousands, except per share data	2015	2014	2015	2014
Operating revenues	$122,345	$140,310	$243,518	$273,037
Operating expenses
Labor	62,436	69,613	127,099	140,917
Production and distribution	35,406	42,158	71,366	82,434
Advertising, selling, general and administrative	12,795	13,860	26,893	26,590
Depreciation and amortization	3,651	3,692	7,088	7,530
	114,288	129,323	232,446	257,471
Operating income	8,057	10,987	11,072	15,566
Other expenses (income):
Interest expense, net	1,468	629	2,077	1,308
Loss on Sale	9,501	—	9,501	—
Other, net	1,518	1,075	1,110	1,809
	12,487	1,704	12,688	3,117
Income (loss) before income taxes	(4,430)	9,283	(1,616)	12,449
Income tax expense (benefit)	(258)	3,646	942	4,967
Net Income (loss)	$(4,172)	$5,637	$(2,558)	$7,482

Basic earnings (loss) per common share	$(0.07)	$0.09	$(0.04)	$0.12

Weighted-average common shares outstanding	61,843	62,734	61,858	62,711

Diluted earnings (loss) per common share	$(0.07)	$0.09	$(0.04)	$0.12

Weighted-average common and common equivalent shares outstanding	61,843	62,987	61,858	62,975

Balance Sheet Data (Unaudited)

	June 30,	December 31,
In thousands	2015	2014

Cash and cash equivalents	$31,215	$56,749
Total debt	$73,500	$82,687

Harte Hanks, Inc.

Business Segment Information (Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
In thousands	2015	2014	% Change	2015	2014	% Change
Operating Revenue
Customer Interaction	$109,175	$127,321	-14.3%	$218,491	$246,055	-11.2%
Trillium Software	13,170	12,989	1.4%	25,027	26,982	-7.2%
Total operating revenues	$122,345	$140,310	-12.8%	$243,518	$273,037	-10.8%

Operating Income
Customer Interaction	$5,042	$9,192	-45.1%	$6,569	$11,142	-41.0%
Trillium Software	4,567	2,749	66.1%	7,581	6,344	19.5%
General corporate expense	(1,552)	(954)	62.7%	(3,078)	(1,920)	60.3%
Total operating income	$8,057	$10,987	-26.7%	$11,072	$15,566	-28.9%

Depreciation and Amortization
Customer Interaction	$3,195	$3,196	0.0%	$6,172	$6,558	-5.9%
Trillium Software	456	496	-8.1%	916	972	-5.8%
General corporate expense	—	—	—	—	—	—
Total depreciation and amortization	$3,651	$3,692	-1.1%	$7,088	$7,530	-5.9%

Harte Hanks, Inc.

Harte Hanks Revenue Mix (Unaudited)

Vertical Markets - Percent of Customer Interaction’s Revenue

	Three Months Ended June 30,		Six Month Ended June 30
	2015	2014	2015	2014
Auto and Consumer Brands	16.2%	17.2%	15.8%	17.0%
Financial and Insurance Services	15.8%	12.3%	15.4%	13.0%
Healthcare and Pharmaceuticals	9.5%	7.6%	10.0%	8.7%
Technology	21.1%	24.4%	22.8%	23.1%
Retail	25.8%	25.8%	25.7%	26.8%
Other Select Markets	11.6%	12.7%	10.3%	11.4%
	100.0%	100.0%	100.0%	100.0%

Vertical Markets - Percent of Trillium Software’s Revenue

	Three Months Ended June 30,		Six Month Ended June 30
	2015	2014	2015	2014
Auto and Consumer Brands	20.1%	24.1%	21.6%	26.9%
Financial and Insurance Services	27.4%	29.2%	27.3%	26.8%
Healthcare and Pharmaceuticals	6.4%	7.4%	6.2%	6.5%
Technology	27.7%	21.8%	26.7%	22.4%
Retail	6.8%	5.9%	6.9%	5.8%
Other Select Markets	11.6%	11.6%	11.3%	11.6%
	100.0%	100.0%	100.0%	100.0%

Reconciliation of Net Income to EBITDA (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
In thousands	2015	2014	2015	2014
Net Income (Loss)	$(4,172)	$5,637	$(2,558)	$7,482
Depreciation and amortization	3,651	3,692	7,088	7,530
Interest expense, net and non-operating, net	2,986	1,704	3,187	3,117
Income tax expense	(258)	3,646	942	4,967
EBITDA	$2,207	$14,679	$8,659	$23,096

Loss on Sale	9,501	—	9,501	—
Adjusted EBITDA	$11,708	$14,679	$18,160	$23,096

Reconciliation of diluted loss per share to adjusted diluted earnings per share (Unaudited)

	Three Months Ended June 30, 2015			Six Months Ended June 30, 2015
In thousands		Basic EPS	Diluted EPS		Basic EPS	Diluted EPS
Net Income (Loss)	$(4,172)	$(0.07)	$(0.07)	$(2,558)	$(0.04)	$(0.04)
Add: Loss on Sale	6,861	0.11	0.11	6,861	0.11	$0.11
Adjusted Net Income (Loss)	$2,689	$0.04	$0.04	$4,303	$0.07	$0.07